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                                                                    Exhibit 23.1

                                  Law Offices
                                Allan M. Lerner
                           A Professional Association


2888 East Oakland Park Boulevard                        Telephone: (954)563-8111
Fort Lauderdale, Florida 33306                          Facsimile: (954)563-8522
                                                        E.Mail: AMLRWP@AOL.com



                               February 20, 2001


ISNI.NET, Inc.
204 East McKenzie Street
Unit D
Punta Gorda, Florida 33950

RE:  FILING OF 12/31/00 FORM 10-QSB FOR ISNI.NET, INC.

Gentlemen:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the filing of Form 10QSB for the quarter ended December 31, 2001.

As securities counsel for ISNI.NET, Inc., I have examined the attached Form 10Q-SB and I hereby consent to the use of this opinion in the Form 10-QSB to be filed with the Commission.

                                                  Very truly yours,

                                                  /s/ Allan M. Lerner, P.A.
                                                  ------------------------------
                                                  By: Allan M. Lerner, President



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